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                                                              FILE NO. 333-44173
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JAUNUARY 29, 1998 AND PROSPECTUS SUPPLEMENT DATED MARCH 12,
                                     1998)
                                     PROSPECTUS NUMBER: 1683


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                FIXED RATE NOTES

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

PRINCIPAL AMOUNT:        $20,000,000


CUSIP NUMBER:            59018S D76


INTEREST RATE:           5.95000%


ORIGINAL ISSUE DATE:     April 15, 1998


STATED MATURITY DATE:    April 17, 2001


INTEREST PAYMENT DATES:  Each May 15th and November 15th, commencing on May 15, 1998 through November
                         15, 2000 and the Stated Maturity Date, subject to Following Business Day
                         Convention.


REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION
OF THE COMPANY:          The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   April 9, 1998


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